AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated and effective as of December 31, 2018, is made by and between KonaTel, Inc., a Delaware corporation (“KonaTel”); KonaTel Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of KonaTel (“Merger Subsidiary”); Apeiron Systems, Inc., a Nevada corporation (“Apeiron”); Joshua Ploude (“Ploude”) and Vyacheslav Yanson (“Yanson”), jointly and severally (hereinafter sometimes referred to collectively as the “Apeiron Shareholders”).

RECITALS

WHEREAS, Ploude owns 90% percent of all issued and outstanding shares of Apeiron capital stock and Yanson owns 10% percent of all issued and outstanding shares of Apeiron capital stock (collectively the “Apeiron Shares”);

WHEREAS, KonaTel has authorized and unissued shares in excess of seven million shares of $0.001 par value common stock (the “KonaTel Shares”);

WHEREAS, KonaTel is a publicly-held corporation with its shares being quoted on the OTC Markets, Inc. (“OTC Markets”) “OTC Pink Tier” under the trading symbol “KTEL” and Apeiron is a privately-owned corporation owned entirely by Ploude and Yanson; and

WHEREAS, KonaTel desires to exchange certain KonaTel Shares with Ploude (90%) and Yanson (10%) for all the Apeiron Shares owned by Ploude and Yanson, comprising 100% of such Apeiron Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1

Definitions.  The following capitalized terms used herein shall have the meanings indicated:

“Acceptance Notice” has the meaning given to such term in Section 2.2(b).

“Action” means any action, claim, suit, litigation, arbitration, mediation or other proceeding by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.  For purposes of this definition, “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” has the meaning given to such term in the preamble hereto.

“Ancillary Documents” means, with respect to a Person, any document or certificate executed and delivered by or on behalf of such Person, in connection with the execution and delivery of this Agreement or Closing, pursuant to the terms of this Agreement (but not including this Agreement).

“Apeiron” has the meaning given to such term in the preamble hereto.

“Apeiron Benefit Plan” means (i) any “employee welfare benefit plan,” as defined in Section 3(l) of ERISA, (ii) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, (iii) any “multi-employer plan,” as defined in Section 4001(a)(3) of ERISA, and (iv) any other employee benefit plan, fund, program, or arrangement, in each case, (A) that is sponsored or maintained by Apeiron or to which Apeiron makes or has an obligation to make contributions and (B) which provides or at any time provided benefits to current or former employees of Apeiron or the dependents of any such employees.

“Apeiron Indemnified Parties” has the meaning given to such term in Section 10.2(b).

“Apeiron IP” means all Intellectual Property owned by Apeiron or the Apeiron Shareholders in any way related to the Business conducted or contemplated to be conducted by Apeiron.

“Apeiron Shareholders Transaction Expenses” means any and all costs and expenses incurred by Apeiron for itself or for the Apeiron Shareholders in connection with the Contemplated Transactions (as defined below), including, without limitation, investment banking, accounting and attorneys’ fees, and bonuses paid to employees as a result of the transactions contemplated by this Agreement.

“Apeiron Service” means a service sold, offered for sale or provided by Apeiron to a customer prior to the Closing.

“Business” means the business of providing domestic and international enhanced/information services, telecommunications, and telecommunications services and otherwise related services or products (telephone exchange service, exchange access and telephone toll) to business, residential and wholesale customers as conducted by Apeiron as of the date hereof and the Closing.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the city of New York, New York.

“Calculated Value” means the number that is equal to the highest average closing price for KonaTel’s common stock over any period of ten (10) consecutive Trading Days during the period commencing on November 30, 2020, and ending on November 30, 2021.

“Cash” means cash, restricted cash (excluding customer deposits), credit card receivables and checks or other payments received by Apeiron or deposited in its bank(s) account(s).

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States; (b) certificates of deposit, time deposits, Eurodollar time deposits or overnight bank deposits; (c) commercial paper of an issuer; (d) repurchase obligations of any commercial bank with respect to securities issued or fully guaranteed or insured by the United States

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government; (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or Governmental Authority of any such state, commonwealth or territory or by any foreign government; (f) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market or similar funds.

“Closing” has the meaning given to such term in Section 9.1.

“Closing Cash” has the meaning given to such term in Section 2.2(b).

“Closing Cash Payment” has the meaning given to such term in Section 2.2(b).

“Closing Date” has the meaning given to such term in Section 9.1.

“Closing Indebtedness” has the meaning given to such term in Section 2.4.

“Closing Statement” has the meaning given to such term in Section 2.2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder.

“Confidentiality Agreement” has the meaning given to such term in Section 5.3.

“Contracts” means all written contracts, licenses, Leases, and other agreements to which Apeiron is a party or by which Apeiron is bound but shall not mean purchase orders received from customers of the Business in the ordinary course.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and each document and agreement delivered pursuant hereto.

“Damages” means any loss, liability, damage or reasonable expense incurred as a result thereof, including, without limitation, reasonable attorneys’, accountants’ and experts’ fees.

“Disclosure Schedule” has the meaning given to such term in the preamble to Article 3.

“Disclosure Supplement” has the meaning given to such term in Section 5.8.

“Dispute Notice” has the meaning given to such term in Section 2.2(b).

“Effective Time” has the meaning given to such term in Section 9.1.

“Employee” means any employee of Apeiron immediately prior to the Closing.

“Encumbrance” means any mortgage, lien, pledge, security interest or similar encumbrance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

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“Estimated Net Working Capital” has the meaning given to such term in Section 2.2(a).

“Estimated Cash” means Apeiron’s estimate of the aggregate amount of all Cash and Cash Equivalents of Apeiron as of the close of business on the Closing Date.

“FCC” shall mean the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC Consents” has the meaning given such term in Section 3.6.

“FCC Defined Affiliate” has the meaning given to such term in Section 4.5.

“Final Net Working Capital” means the Net Working Capital on the Closing Date as determined pursuant to Section 2.2.

“Financial Statement Date” has the meaning given to such term in Section 3.9(a).

“Financial Statements” has the meaning given to such term in Section 3.9.

“GAAP” means generally accepted accounting principles as in effect in the United States as of the date hereof.

“Governmental Authority” means (i) any nation, state, county, city or other legal jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature including, without limitation, any regulatory or administrative agency, branch, council, department, official or entity, or (iv) anybody exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indebtedness” means, without duplication, (i) any indebtedness of Apeiron for borrowed money owed to any third party, (ii) any indebtedness of Apeiron evidenced by a note, bond or debenture owed to any third party, (iii) any interest, principal, prepayment penalties, fees or expenses to the extent paid in respect of those items listed in the foregoing clauses (i) and (ii), or any other obligation comprising a debt of any kind.

“Indemnified Party” means KonaTel or Ploude and/or Yanson, as the case may be.

“Indemnifying Party” means a party that is required to indemnify any Indemnified Party pursuant to Article 10.

“Independent Auditor” has the meaning given to such term in Section 2.2(c).

“Intellectual Property” means the following intellectual property rights: (i) patents, patent applications and patent disclosures as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof; (ii) trademark rights, service mark rights and rights to trade names, social website pages and internet domain names, and registrations and applications for

Agreement for Exchange of Stock

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registration thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) trade secret rights and (v) other intellectual property rights of any kind whatsoever.

“Knowledge of the Apeiron Shareholders” means the actual knowledge of Ploude and/or Yanson.

“Laws” means all laws of any country or any political subdivision thereof, including, without limitation, all federal, state and local statutes, regulations, ordinances, including without limitation all Telecommunications Laws.

“Leases” means all leases, subleases, licenses and other lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which Apeiron leases, subleases, licenses or uses any real property.

“Material Adverse Effect” means any condition, change, effect or circumstance that, individually or when taken together with all such conditions, changes, effects or circumstances has a continuing material adverse effect on the operations, financial condition, business, assets or liabilities of Apeiron, taken as a whole, other than any such effect resulting from (i) changes in business or economic conditions in general, (ii) changes generally affecting the industries in which Apeiron operates its business, (iii) changes relating to the financial, banking, or securities markets in general (including any disruption thereof and any decline in the price of any security or any market index), (iv) any change in GAAP or other accounting requirement or principle required to be adopted after the date of this Agreement or any change in applicable Law or the interpretation thereof after the date of this Agreement, (v) any national or international political or social event or condition, including the engagement by the United States or Canada in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, Canada or any of their respective territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or Canada, or (vi) any failure to meet internal or published projections, forecasts, or revenues or earning predictions for any period (provided that any fact or circumstance that gives rise to such failure may be taken into account in determining whether a material adverse effect has occurred), or (vii) the announcement of this Agreement or any transactions contemplated hereunder in accordance with the terms and conditions set forth herein, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement; except, in the case of clauses (i), (ii) or (iii) for such events and circumstances having a disproportionate impact on Apeiron relative to other companies in the industry.

“Material Contract” has the meaning given to such term in Section 3.11(a).

“Material Customer” has the meaning given to such term in Section 3.12.

“Material Supplier” has the meaning given to such term in Section 3.14.

“Most Recent Financial Statements” has the meaning given to such term in Section 3.9.

“Net Working Capital” means (i) current assets (excluding Cash, Cash Equivalents, and Income Tax assets) of Apeiron less (ii) current liabilities (excluding Indebtedness, Apeiron Transaction Expenses,

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and income Tax liabilities in accordance with Exhibit A) of Apeiron on a consolidated basis, all as determined in accordance with GAAP consistently applied and calculated on a basis consistent with Apeiron’s past practice and consistent with the sample calculation of the Net Working Capital at December 31, 2018, as provided on Exhibit B; provided, that no effect shall be given to the transactions contemplated hereby.

“Organizational Documents” means, with respect to a corporation, the certificate or articles of incorporation and the bylaws of such corporation, in each case as amended through the date hereof.

“Permits” means all consents, approvals, notices, ratifications, waivers, registrations, franchises, permits, licenses, qualifications, municipal and other authorizations, orders and other rights from, and filings with, any Governmental Authority, including without limitation, all authorizations, licenses, certificates, registrations or other consents issued by or filed with the FCC and any State PUC required for the operation of the Business.

“Permitted Encumbrances” means (i) statutory liens for Taxes and other charges and assessments by any Governmental Authority that are not yet due and payable or are being contested in good faith, (ii) mechanics’, materialmen’s, and similar liens arising or incurred in the ordinary course of business of Apeiron for sums not yet due that can be satisfied by a payment of cash to the lienholders, (iii) rights reserved to any Governmental Authority to regulate the affected assets, including zoning Laws and ordinances, (iv) as to real property interests, including leasehold interests, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that do not, individually or in the aggregate, interfere with the ability to own, use, or operate such real property, (v) purchase money liens and liens securing rental payments under any capital lease arrangements shown in the Financial Statements, (vi) notice filings with respect to equipment leases or other leases of personal property, and (vii) any other Encumbrance that is immaterial with respect to the asset that it encumbers and would not reasonably be expected to interfere with the ability of KonaTel to own, use or operate the affected asset.

“Person” means any individual, any entity or any unincorporated organization, including a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, or a joint venture.

“KonaTel Indemnified Parties” has the meaning given to such term in Section 10.2(a).

“Registered IP” means all unexpired United States and foreign (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part applications thereof, and all patents, applications, and filings claiming priority thereto or serving as a basis for priority thereof, (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered copyrights and applications for copyright registration, (iv) domain name registrations and Internet URL number assignments, and (v) other intellectual property rights that are the subject of an application, certificate, filing, registration or other document filed or recorded with, or issued by any governmental agency, in the case of each of clauses (i)-(v) above, inclusive, owned by, under obligation of assignment to, or filed in the name of, Apeiron and used by Apeiron in the conduct of the Business, including any of the foregoing owned by Apeiron Shareholders.

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“Representative” of a party means any officer, director, employee, principal, member, shareholder or partner of such party or any attorney, accountant or advisor to such party.

“Review Period” has the meaning given to such term in Section 2.2(b).

“State PUC” means any state public utility commission, public service commission, board, or similar state Governmental Authority with jurisdiction over intrastate telecommunications services and/or facilities.

“State PUC Consents” has the meaning given such term in Section 3.6.

“Target Amount” shall mean ($50,000) (Fifty Thousand Dollars).

“Tax(es)” means all taxes, charges, fees, levies, duties, imposts or other assessments or charges imposed by and required to be paid to any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property (whether real or tangible personal property), sales, use, transfer, gains, ad valorem, value added, stamp, payroll, windfall, profits, gross receipts, license, occupation, commercial activity, employment, withholding, social security, workers’ compensation, unemployment compensation, capital stock and franchise taxes, alternative or add-on minimum, contributions to state or federal universal service support mechanisms, to intrastate or interstate telecommunications relay services, to the administration of the North American Numbering Plan, to the shared costs of local number portability administration) and regulatory fees required under the Telecommunications Laws (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

“Tax Return” means any return, report, information return or other similar document or statement (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

“Telecommunications Laws” means (i) the Communications Act of 1934, as amended, and the rules, regulations, and published policies, procedures, orders and decisions of the Federal Communications Commission and any successor Governmental Authority performing functions similar to those performed by the Federal Communications Commission on the date of this Agreement; (ii) the state statutes governing intrastate telecommunications services and/or facilities and the rules, regulations, and published policies, procedures, orders and decisions of any state public utility commission, public service commission, board, or similar state Governmental Authority with jurisdiction over intrastate telecommunications services and/or facilities; and (iii) other Laws and associated state and/or federal agency implementing rules related to wire, electronic or stored communications and services.

“Third Party Reimbursement” has the meaning given to such term in Section 10.3.

“Trading Day” means a day on which the principal Trading Market is open.

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“Trading Market” means any of the following markets or exchanges on which the KonaTel Shares are listed or quoted for trading on the period in question, ranked in the applicable order: the NYSE American (first), the Nasdaq Capital Market (second), the Nasdaq Global Market (third), the Nasdaq Global Select Market (fourth), the New York Stock Exchange (fifth), OTCQB or OTCQX (sixth) or OTC Pink Tier (“Pink Sheets”) (seventh) (or any successors to any of the foregoing) (eighth).

“Valuation Period” means any period of ten (10) consecutive Trading Days during the period commencing on November 30, 2020, and ending on November 30, 2021.

 “WARN Act” has the meaning given to such term in Section 3.18(d).

1.2

Interpretation.  In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)

language shall be construed simply according to its fair meaning and not strictly for or against any party;

(b)

the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(c)

words importing any gender shall include other genders;

(d)

words importing the singular only shall include the plural and vice versa;

(e)

the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(f)

the words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g)

references to “Article,” “Section” or “Schedule” shall be to an Article, Section or Schedule of or to this Agreement;

(h)

references to any Person include the successors and permitted assigns of such Person;

(i)

any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and

(j)

any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

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ARTICLE 2

EXCHANGE OF SHARES

2.1

Exchange.

(a)

On and subject to the terms and conditions of this Agreement, at the Closing, the Apeiron Shareholders shall exchange the Apeiron Shares (collectively representing 100% of all issued and outstanding shares of the capital stock of Apeiron) to KonaTel in consideration of KonaTel exchanging the KonaTel Shares to each of the Apeiron Shareholders in the same proportion as their ownership of their respective Apeiron Shares immediately prior to Closing.

(b)

The Apeiron Shareholders shall be solely responsible for paying the Apeiron Shareholders’ Transaction Expenses.

(c)

It is intended that the transaction shall be zero cash and zero debt such that the cash, cash equivalents and receivables attributed to the business along with all liabilities prior to the Closing will be owned by Apeiron with the exception of the final calculation and settlement of these amounts as per Section 2.2 below.    As of the day after the Closing KonaTel shall own all receivables and will be responsible for any expenses and liabilities associated with the servicing of these receivables.

2.2

Estimated Net Working Capital.

(a)

Estimated Statement.  At least three (3) business days prior to the anticipated Closing Date, Apeiron and the Apeiron Shareholders shall prepare, or cause to be prepared, and deliver to KonaTel a statement, setting forth in reasonable detail Apeiron’s and the Apeiron Shareholders’ good faith estimate of (i) the Net Working Capital and (ii) the Closing Cash balance for Apeiron as of the close of business on the Closing Date.  If the Estimated Net Working Capital plus the Closing Cash balance is less than the Target Amount, then the Apeiron Shareholders shall pay to Apeiron at the Closing the amount, in cash, of such difference (the “Closing Cash Payment”).

(b)

Closing Balance Sheet and Statement; Closing Cash.  No later than ninety (90) days following the Closing Date, KonaTel shall prepare and deliver to the Apeiron Shareholders (the “Closing Statement”) (i) an unaudited balance sheet of Apeiron as of the close of business on the Closing Date and a statement of the Net Working Capital as of the close of business on the Closing Date, together with reasonable backup documentation to support the line items included therein; and (ii) a statement setting forth the Cash and Cash Equivalents of Apeiron as of the Closing Date (the “Closing Cash”).  The Apeiron Shareholders shall have a period of ninety (90) days from the receipt of the Closing Statement (the “Review Period”) to review the Closing Statement.  During the Review Period, KonaTel/Apeiron shall cause its employees and accountants who were involved in the preparation of the Closing Statement to provide as soon as reasonably commercially practicable to the Apeiron Shareholders full access to the financial books and records used in the preparation of the Closing Statement, including all working papers of Apeiron and its respective accountants, including without

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limitation, all back-up documentation to support the line items included in the Closing Statement.  If as a result of such review, the Apeiron Shareholders disagree with the Closing Statement, the Apeiron Shareholders shall deliver to KonaTel a written notice of disagreement (a “Dispute Notice”) prior to the expiration of the Review Period, specifying in reasonable detail the nature and amount of such disagreement and including the Apeiron Shareholder’s determination of the Net Working Capital and the Closing Cash as of the Closing Date.  If the Apeiron Shareholders agree with the Closing Statement, the Apeiron Shareholders shall deliver a written statement to KonaTel within the Review Period accepting the Closing Statement (an “Acceptance Notice”), in which case the Closing Statement shall be final and binding, effective as of the date on which KonaTel receives the Acceptance Notice.  If the Apeiron Shareholders do not deliver a Dispute Notice or an Acceptance Notice within the Review Period, then the Closing Statement shall be final and binding, effective as of the first business day after the expiration of the Review Period. All information exchanged between the parties shall remain strictly confidential and be governed by the Confidentiality Agreement referenced in Section 5.3 unless agreed otherwise in writing.

(c)

Resolution of Disputes.  If the Apeiron Shareholders deliver a Dispute Notice to KonaTel prior to the expiration of the Review Period, then the Apeiron Shareholders and KonaTel shall attempt in good faith to resolve such dispute within thirty (30) days from the date of the Dispute Notice (or such longer period as the parties may mutually agree).  If KonaTel and the Apeiron Shareholders cannot reach agreement within such thirty (30) day period (or such longer period as they may mutually agree), then KonaTel and the Apeiron Shareholders shall promptly refer the specific items in dispute to a mutually agreed upon Independent Auditor; if they are unable to agree, a single arbitrator appointed through JAMS shall select an Independent Auditor.  The Independent Auditor shall work to resolve such dispute promptly and, to the extent practicable, within thirty (30) days from the date the dispute is submitted to the Independent Auditor.  The Independent Auditor shall act based solely on the presentations of KonaTel and the Apeiron Shareholders and not by independent review.  Any item not specifically referred to the Independent Auditor for evaluation shall be deemed final and binding on the parties.  The Independent Auditor shall deliver to KonaTel and the Apeiron Shareholders a written opinion setting forth the final determination of the Net Working Capital and the Closing Cash as of the Closing Date calculated in accordance with the provisions of this Agreement, which shall not be more than as set forth in the Dispute Notice nor less than as set forth in the Closing Statement.  The determination of the Independent Auditor shall be final and binding, effective as of the date the Independent Auditor’s written opinion is received by KonaTel and the Apeiron Shareholders.  The fees, costs and expenses of the Independent Auditor shall be borne fifty percent (50%) by KonaTel and fifty percent (50%) by the Apeiron Shareholders.

(d)

Estimated Net Working Capital and Closing Statement shall be determined in the same manner as is reflected in the computation set forth in the attached Exhibit B and, to the extent consistent therewith, in accordance with GAAP (consistently applied and calculated on a basis consistent with Apeiron’s past practice) and consistent with the terms of this Agreement.

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(e)

The Closing Cash balance is intended to be completely available to KonaTel to use in its discretion in the 90-day period following Closing.  It is also intended that the Closing Cash balance shall be trued up against the Net Working Capital final determination to establish a net positive amount that would be reimbursed to Apeiron Shareholders or a net negative amount which would require a cash reimbursement from the Apeiron Shareholders to KonaTel.  The details of this true up calculation are detailed in Section 2.3.

2.3

Final Settlement.

(a)

If the Final Net Working Capital plus Closing Cash is a positive amount then KonaTel shall, within five (5) business days from the date of such final determination, pay to the Apeiron Shareholders, pro rata, the amount of such calculation with payment to be made by wire transfer of immediately available funds to such bank account(s) as the Apeiron Shareholders may designate.

(b)

If the Final Net Working Capital plus Closing Cash is a negative amount then the Apeiron Shareholders shall, within five (5) business days from the date of such final determination, pay to KonaTel the amount of such calculation with payment to be made by wire transfer of immediately available funds to such bank account(s) as KonaTel may designate.

2.4

Closing Indebtedness.  Except for those debts incurred in the ordinary course of business, it is contemplated by the parties that, upon the Closing, any and all Indebtedness of Apeiron, including, but not limited to, any and all Taxes incurred on the earned income (or otherwise) of Apeiron prior to the Close (the “Closing Indebtedness”) will be fully discharged.  For those debts not incurred in the ordinary course of business, Apeiron shall obtain a duly executed payoff letter prior to the Closing Date from each creditor to whom the Closing Indebtedness is owed, acknowledging the aggregate principal amount, all accrued but unpaid interest thereon and any other applicable fees or penalties with respect thereto constituting the Closing Indebtedness as of the Closing Date having been paid or compromised.

2.5

Reorganization.  The parties intend that this transaction will qualify as a reverse triangular merger under Sections 368(a)(1) and 368(a)(2)(E) of the Internal Revenue Code and regulations thereunder.  The parties will comply with the following requirements for a reverse triangular merger pursuant to the terms of this Agreement (sometimes called the “Merger Agreement”):

(a)

Merger Subsidiary will be merged into Apeiron, and Apeiron will be the surviving corporation in the merger.

(b)

The shareholders of Apeiron will transfer to KonaTel all of their respective Apeiron Shares of common stock in Apeiron constituting “control” of Apeiron pursuant to Treas. Reg. §1.368-2(j)(3)(i).

(c)

The Apeiron Shares surrendered by the Apeiron Shareholders constitutes a controlling interest in Apeiron as measured immediately prior to the reorganization.

(d)

The Apeiron Shareholders will receive voting stock of KonaTel (“KonaTel Shares”) in exchange for their respective Apeiron Shares pursuant to Section 368(a)(2)(E)(ii) of the Internal Revenue Code.  Any restrictions on the KonaTel Shares being received with

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respect to voting shall be null and void to the extent that such restrictions would disqualify such KonaTel Shares as voting stock under Section 368(a)(2)(E)(ii) of the Internal Revenue Code.

(e)

Apeiron will become the wholly-owned subsidiary of KonaTel after the reverse triangular merger.

(f)

KonaTel has no plans to liquidate Apeiron after the merger.

(g)

The merger of Merger Subsidiary with and into Apeiron meets the requirements for a statutory merger under Section 368(a)(1)(A) of the Internal Revenue Code.

(h)

The merger meets the business purpose tests, the continuity of interest test, and the continuity of business enterprise test under Section 368(a)(1)(A) of the Internal Revenue Code and regulations thereunder.

(i)

After the merger, Apeiron will hold substantially all of its properties as well as substantially all of the properties of Merger Subsidiary (other than the shares of KonaTel distributed in the merger).

(j)

Merger Subsidiary has been formed immediately prior to the merger pursuant to Treas. Reg. §1.368-2(j)(6).

(k)

Apeiron will  retain its current tax identification number after the merger.

(l)

KonaTel may assume any of the liabilities of Apeiron pursuant to Treas. Reg. §1.368-2(j)(4).

(m)

All officers and directors of Apeiron shall resign on the effective date of the merger (the “Effective Date”) with the exception that Ploude will remain as the President of Apeiron, and D. Sean McEwen shall be designated and elected as the sole director and as the Vice President, Secretary and Treasurer of Apeiron as of the Effective Date.

The provisions of this Agreement will be interpreted in accordance with the requirements for a reverse triangular merger as set forth above.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE APEIRON SHAREHOLDERS AND APEIRON

Each of Ploude and Yanson, and Apeiron, jointly and severally, represent and warrant to KonaTel regarding Apeiron as follows, subject to the exceptions set forth in the disclosure schedule attached hereto, which is numbered to correspond to the sections qualified by the disclosures thereon (the “Disclosure Schedule”).

3.1

Organization and Authorization.  Apeiron is a corporation, duly organized, validly existing and in good standing under the jurisdiction in which it was organized.  Apeiron has all requisite corporate power and authority to (i) own, lease, and operate its properties and assets and to carry on the Business as presently conducted and (ii) enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.  Apeiron is qualified to do business in each jurisdiction in which the conduct of the Business makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

3.2

Capitalization.  The Apeiron Shares constitute all of the outstanding equity interests of Apeiron.  The Apeiron Shareholders have good and valid title to all such Apeiron Shares, free and clear of any Encumbrance.  Except for the rights of KonaTel created hereunder, there is no: (i) pre-

Agreement for Exchange of Stock

KonaTel and Apeiron

emptive right, option, warrant, put, call, purchase right, subscription right, conversion right, convertible instrument, exchange right or other security, Contract or commitment of any nature whereby any Person has, or has a right to receive, any equity interest of, or right or obligation to acquire any equity interest of or in Apeiron, including by conversion of any debt or non-equity security; (ii) equity appreciation, phantom stock, profit participation or similar right with respect to Apeiron; (iii) voting trust, proxy or other Contract with respect to any equity interest of or in Apeiron; or (iv) otherwise.

3.3

Due Execution and Delivery; Binding Obligations.  The execution, delivery and performance of this Agreement and the Ancillary Documents by the Apeiron Shareholders and Apeiron have been duly authorized by all necessary action on the part of the Apeiron Shareholders and Apeiron.  This Agreement has been duly executed and delivered by the Apeiron Shareholders and Apeiron, and at the Closing the Ancillary Documents will be duly executed and delivered by the Apeiron Shareholders and Apeiron, as applicable, and constitute, or will constitute when executed, legal, valid and binding agreements of the Apeiron Shareholders and Apeiron, as applicable, enforceable against the Apeiron Shareholders and Apeiron in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.4

Title to Tangible Assets.  Apeiron owns, or holds a valid leasehold interest in, the tangible personal property and assets shown on the Most Recent Financial Statements, free and clear of any Encumbrances other than Permitted Encumbrances, which constitutes all of the material tangible personal property and assets used in the Business other than assets disposed of in the ordinary course of business.

3.5

Assignment of Intellectual Property.  Ploude and Yanson, respectively, do not own or hold any rights to or interest in any Intellectual Property which would be of any benefit to Apeiron which shall not be assigned or conveyed to Apeiron at the Closing.

3.6

No Conflict or Violation.  Neither the execution and delivery of this Agreement by the Apeiron Shareholders and Apeiron nor the consummation of the transactions contemplated hereby by the Apeiron Shareholders and Apeiron will result in (with notice or lapse of time or both) (i) a breach or violation of, a conflict with, or create a right or obligation under, the Organizational Documents of the Apeiron Shareholders or Apeiron, copies of which have been delivered to KonaTel, (ii) a violation by the Apeiron Shareholders and/or Apeiron of any applicable Law, (iii) a breach or violation by the Apeiron Shareholders and/or Apeiron of or default under any order, judgment, writ, injunction decree or award to which it is a party or by which it is bound, or (iv) constitute a breach, violation of or a default under, conflict with or give rise to or result in the creation of any Encumbrance, other than a Permitted Encumbrance, under, any Material Contract or any regulatory tariff or otherwise, except for breaches, violations, defaults, conflicts or acceleration rights that would not have, in the aggregate, a Material Adverse Effect.  Except for the consents, Permits, approvals or authorizations of, or notices, declarations, filings, applications, transfers or registrations with, the FCC and State PUCs set forth on Section 3.6(a) to the Disclosure Schedules (respectively the “FCC Consents” and the “State PUC Consents”) , or as otherwise set forth on Section 3.6(b) to the Disclosure Schedules, no consents, Permits, approvals or authorizations of, nor notices, declarations, filings, applications, transfers or

Agreement for Exchange of Stock

KonaTel and Apeiron

registrations with, any Governmental Authority, or any other Person, are required to be obtained or made by the Apeiron Shareholders or Apeiron by virtue of the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions except where the failure to obtain such consents or approvals would not have a Material Adverse Effect.

3.7

Legal Proceedings, Orders and Judgments.  There is no Action pending or, to the Knowledge of the Apeiron Shareholders, threatened (i) against the Apeiron Shareholders or Apeiron, or any of their respective properties, assets or Business, (ii) that challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or (iii) that challenges or questions the legal right of Apeiron to conduct its Business and operations as presently or previously conducted.  Neither Apeiron nor any of its respective assets, properties or Business, are subject to any material order, judgment, injunction, decree or award of a Governmental Authority.

3.8

Compliance with Law.  Apeiron is in material compliance with all applicable Laws.  Apeiron has not received any written notice from any Governmental Authority or otherwise prior to or since November 30, 2018, that Apeiron is not in compliance with any Law, permit, ordinance or other regulation, other than such matters that have been fully resolved prior to the date hereof and as of the Closing Date.  Any representation with respect to the Permits of Apeiron are made in Section 3.16 and are not made in this Section 3.8.

3.9

Financial Statements; Undisclosed Liabilities.

(a)

Copies of the Apeiron financial statements, for the twelve (12) month period ending December 31, 2016, for the twelve (12) month period ending December 31, 2017, and for the eleven-month period ending November 30, 2018, have been provided to KonaTel or have been made available to KonaTel for its review (collectively, the “Financial Statements”) as of November 30, 2018.

(b)

The Financial Statements have been prepared in accordance with GAAP on a consistent basis during the respective periods covered thereby.  The Financial Statements are true and correct in all material respects and fairly present in all material respects the financial condition of Apeiron as of the dates thereof and the results of operations of Apeiron for the periods covered thereby.

(c)

There are no material liabilities of any nature (whether accrued, absolute, contingent or otherwise) that are of a type required to be disclosed or reflected in the Financial Statements in accordance with GAAP prepared on a consistent basis except for (i) liabilities reflected or reserved against in the Financial Statements (including the notes thereto) and (ii) liabilities incurred in the ordinary course of business since the Financial Statement Date.

(d)

Immediately prior to the Closing, there is no Indebtedness other than the Closing Indebtedness evidenced in the payoff letters delivered to KonaTel in accordance with Section 2.4 above.

Agreement for Exchange of Stock

KonaTel and Apeiron

3.10

Absence of Changes.  Since the Financial Statement Date to the date hereof, (i) Apeiron has operated in the ordinary course, consistent with past practice, (ii) no change or event has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect, (iii) no individual material asset or property of Apeiron has been destroyed, damaged or otherwise lost (whether or not covered by insurance); and (iv) Apeiron has not:

(a)

authorized or issued additional shares of capital stock or any securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock;

(b)

sold, transferred, disposed of, or agreed to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice;

(c)

acquired any assets other than purchases in the ordinary course of business consistent with past practice, nor acquired or merged with any other Person or entered into any strategic corporate partnership or joint venture with any other Person;

(d)

made any loan, advance or capital contributions to or investment in any Person;

(e)

incurred any Indebtedness or entered into any guaranty of such Indebtedness either involving more than $5,000 or outside the ordinary course of business consistent with past custom and practice, except, in any case for borrowings from banks (or similar financial institutions) necessary to fund capital expenditures in a manner consistent with Apeiron’s existing budget for capital expenditures and ordinary working capital requirements;

(f)

canceled or forgiven any debts or claims in excess of $5,000 or redeemed or repaid any Indebtedness;

(g)

canceled, forgiven or assigned any debts or claims owed to Apeiron, including, without limitation, the Apeiron Shareholders, other than those actions set forth on Exhibit A;

(h)

granted any Encumbrance on any asset, other than any Permitted Encumbrance;

(i)

(i) adopted, entered into, amended or terminated any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual except as required to comply with applicable Law, (ii) other than in the ordinary course of business, entered into or amended any employment arrangement or relationship with any new or existing employee that had or will have the legal effect of any relationship other than at-will employment, (iii) other than in the ordinary course of business, increased the compensation or any fringe benefit of any director, officer or management-level employee or paid any benefit to any director, officer or management-level employee, other than pursuant to a then-existing plan or arrangement and in amounts consistent with past practice, or (iv) other than in the ordinary course of business, granted any award to any director, officer or management level employee under any bonus, incentive, performance or other

Agreement for Exchange of Stock

KonaTel and Apeiron

compensation plan or arrangement (including the removal of any existing restriction in any benefit plan or agreement or award made thereunder);

(j)

surrendered or terminated any material Permit;

(k)

amended or changed, or authorized any amendment or change to, any of its Organizational Documents;

(l)

amended or terminated any Material Contract, or, to the Knowledge of the Apeiron Shareholders, received written notice from any party to a Material Contract of its intent to amend or terminate such Material Contract;

(m)

made any material change in any method of accounting or accounting principle, practice, or policy other than as required by GAAP or any material change in any tax election of Apeiron; or

(n)

entered into any Contract to do any of the foregoing or adopted any resolution or similar action authorizing any of the foregoing.

3.11

Material Contracts and Tariffs.

(a)

Section 3.11(a) of the Disclosure Schedule lists each of the following Contracts to which Apeiron is a party as of the date hereof (each such Contract, a “Material Contract”):

(i)

each Contract pursuant to which Apeiron is committed to make capital expenditures in excess of $5,000 on an annual basis for any given year;

(ii)

each Contract pursuant to which Apeiron is committed to make purchases of goods or services in excess of $5,000 on an annual basis for any given year;

(iii)

each Contract to sell, lease or otherwise dispose of any material assets or properties of Apeiron;

(iv)

each Lease listed in Section 3.13 of the Disclosure Schedule;

(v)

each Contract that limits the ability of Apeiron to engage freely in any line of business in any geographic area or to compete with any Person or that provides that Apeiron shall engage with the other party to such Contract on an exclusive basis;

(vi)

each employment and/or incentive agreement listed in Section 3.18(e) of the Disclosure Schedule;

(vii)

each Contract with a Material Customer or Material Supplier;

(viii)

each Contract pursuant to which network access and interconnection services are provided by Apeiron or any of its Subsidiaries (1) involving fixed payments

Agreement for Exchange of Stock

KonaTel and Apeiron

after the date hereof under any such agreement in excess of $5,000 or (2) which relates to a material portion of the Business; and

(ix)

each Contract relating to the acquisition or disposition of any material business, operations or division (whether by merger, sale of stock, sale of assets or otherwise) to the extent any material unresolved claims or actual or contingent express material obligations of any party thereunder remain.

(b)

Apeiron has delivered to KonaTel copies of each written Material Contract.  To the Knowledge of the Apeiron Shareholders, each Material Contract is valid, binding and enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally, and (ii) general principles of equity.  Apeiron is not in material breach of any Material Contract.  To the Knowledge of the Apeiron Shareholders, none of the other parties to any Material Contract is in material breach thereof.

(c)

Section 3.11(c) of the Disclosure Schedule lists the regulatory tariffs on file as of the date hereof with respect to the Business.

3.12

Material Customers.  Section 3.12 of the Disclosure Schedule lists the top twenty (20) customers of Apeiron based on billings for the twelve (12) months ended September 30, 2018 (each, a “Material Customer”).  As of the date hereof, no Material Customer has given the Apeiron Shareholders or Apeiron verbal and/or written notice that it intends to terminate or materially reduce or change the pricing or other material terms of its business with Apeiron.

3.13

Real Property.  Section 3.13 of the Disclosure Schedule sets forth a complete list of all real property owned by Apeiron.  Section 3.13 of the Disclosure Schedule sets forth a complete list of all Leases.  The real property subject to the Leases constitutes all of the real property interests which are leased, licensed, used or occupied in whole or in part by Apeiron.  Apeiron has provided to KonaTel copies of each of the Leases.  Except for the Leases, there are no leases, subleases or occupancy agreements in effect with respect to the real property affected by such Leases.  To the Knowledge of the Apeiron Shareholders, there are no pending, threatened or contemplated Actions regarding condemnation or other eminent domain Actions or any such Actions concerning a potential violation of any Laws governing the environment or the release or disposal of hazardous waste affecting the real property covered by any Lease or any part thereof, or of any sale or other disposition of such real property or any part thereof in lieu of condemnation.  To the Knowledge of the Apeiron Shareholders, there are no pollutants or hazardous waste located on any real property covered by any Lease other than in compliance with Law.

3.14

Material Suppliers.  Section 3.14 of the Disclosure Schedule lists the top twenty (20) suppliers of products or services to Apeiron based on billings for the twelve (12) months ended September 30, 2018 (a “Material Supplier”).  As of the date hereof, no Material Supplier has given Apeiron verbal and/or written notice that it intends to terminate or materially reduce or change the pricing or other material terms of its business with Apeiron.

Agreement for Exchange of Stock

KonaTel and Apeiron

3.15

Taxes.

(a)

Apeiron (and the Apeiron Shareholders as may be applicable) has timely filed all Tax Returns that it was required to file under applicable Law.  All such Tax Returns were correct and complete in all material respects and were prepared in material compliance with all applicable Law.  All Taxes due and owing by Apeiron have been paid or are properly accrued for on the books of Apeiron.  Apeiron is not the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by a Governmental Authority in a jurisdiction where Apeiron does not file Tax Returns that Apeiron is or may be subject to taxation by such jurisdiction.  All Taxes Apeiron is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Apeiron.  There are no liens for Taxes (other than Taxes not yet due and payable) upon any asset of Apeiron.

(b)

No examination of Apeiron Tax Return (and the Apeiron Shareholders as may be applicable) is currently in progress; no adjustment relating to such Tax Returns has been proposed formally or informally by any tax authority (insofar as either relates to the activities or income of Apeiron) and, to the Knowledge of the Apeiron Shareholders, no basis exists for such adjustment.

(c)

To the Knowledge of the Apeiron Shareholders, Apeiron is not bound by any contractual obligation requiring the indemnification or reimbursement of any Person with respect to the payment of any Tax.

(d)

Apeiron has not made or become obligated to make, and will not as a result of the transactions contemplated hereby become obligated to make, any payments that are nondeductible by reason of Section 280G (without regard to Subsection (b)(4) thereof) of the Code, nor will Apeiron be required to “gross up” or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

(e)

Since the creation of Apeiron, Apeiron has not been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, provincial or foreign Law), as a transferee or successor, by contract, or otherwise.

(f)

Apeiron has not been a party to either (i) any “reportable transaction,” as defined in Code Section 6707A(c)(1) or Treas. Reg. Section 1.6011-4(b) or (ii) any “listed transaction” as defined in Code Section 6707A(c)(2) or Treas. Reg. Section 1.6011-4(b)(2).

(g)

Apeiron has never had a permanent establishment or office in any foreign jurisdiction, nor has Apeiron filed any Tax Returns in any foreign jurisdiction.

Agreement for Exchange of Stock

KonaTel and Apeiron

(h)

Apeiron has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the 5-year period ending on the Closing Date.

(i)

The Apeiron Shareholders and Apeiron have maintained, in all material respects, with respect to transfer pricing, proper intercompany agreements and/or documentation as required under all applicable Tax Laws.

3.16

Permits.

(a)

Section 3.16 of the Disclosure Schedule lists as of the date hereof all material Permits possessed by Apeiron that are necessary to entitle Apeiron to operate the Business.

(b)

There is no judicial, administrative or other type of Action pending or, to the Knowledge of the Apeiron Shareholders, threatened against or relating to the Permits of Apeiron before the FCC, any State PUC, any federal, state or municipal court, any arbitration tribunal or any other Governmental Authority.

(c)

Since its founding, Apeiron has not received any written notice or other communication from the FCC or any other Governmental Authority or any other Person specifying a material default, violation or other problem or issue with respect to a Permit, except where such default, violation or other problem has already been cured.

(d)

Apeiron has timely filed all documents required to be filed with the FCC or any other Governmental Authority.  All of such filings are complete and correct in all respects.

(e)

No Governmental Authority has commenced or given written notice to Apeiron that it intends to commence a proceeding to revoke or suspend a material Permit of Apeiron.

3.17

Intellectual Property.

(a)

Section 3.17(a) of the Disclosure Schedule lists all material Registered IP.  To the Knowledge of the Apeiron Shareholders, none of such material Registered IP has been adjudged invalid or unenforceable in whole or part by any Governmental Authority.

(b)

Section 3.17(b) of the Disclosure Schedule lists all material licenses and other material Contracts pursuant to which Apeiron is granted rights in any third-party Intellectual Property used or held for use by Apeiron to perform Apeiron Service, excluding any generally available, off-the-shelf software programs licensed by Apeiron on standard terms.

(c)

Apeiron holds all right, title and interest in and to the material Apeiron IP, free and clear of any Encumbrance other than Permitted Encumbrances.

(d)

There are no legal disputes or claims pending or, to the Knowledge of the Apeiron Shareholders, threatened, (i) alleging infringement, misappropriation or any other violation of any intellectual property rights of any Person by Apeiron, or (ii) challenging the scope, ownership, validity, or enforceability of Apeiron IP.  To the Knowledge of the

Agreement for Exchange of Stock

KonaTel and Apeiron

Apeiron Shareholders, Apeiron has not infringed, misappropriated or otherwise violated any intellectual property rights of any Person.

(e)

To the Knowledge of the Apeiron Shareholders, Apeiron has taken all reasonable and customary steps to protect its rights in the material Apeiron IP and to protect any material confidential information provided to them by any other Person under obligation of confidentiality.

3.18

Employee Matters and Benefit Plans.

(a)

No Employees are represented by any labor organization and Apeiron is not a party to or bound by any collective bargaining agreement or other agreement with any labor organization.

(b)

There are no strikes, work stoppages, slowdowns, job Actions, disputes, lockouts, arbitrations, or grievances or other material labor disputes pending or, to the Knowledge of the Apeiron Shareholders, threatened, against or involving Apeiron.  There are no unfair labor practice charges, grievances, or complaints pending or, to the Knowledge of the Apeiron Shareholders, threatened by or on behalf of any Employee or group of Employees.

(c)

Apeiron has not received verbal and/or written notice of any complaints, charges, or claims against it that have not been resolved as of the date hereof and, to the Knowledge of the Apeiron Shareholders, there are no complaints, charges or claims threatened to be brought or filed with any Governmental Authority, based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Apeiron, which, individually or in the aggregate, are likely to result in a material obligation or liability of Apeiron.

(d)

There has been no “mass layoff” or “plant closing” as defined by the federal Worker Adjustment, Retraining and Notification Act of 1988, as amended (the “WARN Act”) or any similar state statute in respect of Apeiron within the six months prior to the date of this Agreement.

(e)

Section 3.18(e) of the Disclosure Schedule lists each Apeiron Benefit Plan and employment and incentive agreement in effect as of the date of this Agreement.  With respect to each Continuing Apeiron Benefit Plan, Apeiron has made available to KonaTel a copy of each such Plan or, if such plan is not subject to ERISA, a written summary of the benefits.  With respect to each Terminating Benefit Plan, Apeiron has made available to KonaTel a written summary of the benefits.

(f)

Apeiron Benefit Plan complies and has complied since November 30, 2018 (except for any noncompliance that has been fully addressed and resolved as of the date hereof) in all material respects with the provisions of and has been administered in material compliance with the applicable provisions of the Code and ERISA and all other applicable Laws.

Agreement for Exchange of Stock

KonaTel and Apeiron

(g)

There is no pending or, to the Knowledge of the Apeiron Shareholders, threatened Action, audit or, to the Knowledge of the Apeiron Shareholders, investigation against or involving Apeiron Benefit Plan, other than routine claims for benefits.

(h)

No Apeiron Benefit Plan is or was subject to Title IV of ERISA or Section 412 of the Code or is or was a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

3.19

Insurance.

(a)

Section 3.19 of the Disclosure Schedule sets forth a true and complete list of all policies of insurance providing coverage in favor of Apeiron or any of their respective properties and assets.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to the date of this Agreement have been paid and no written notice of cancellation or termination has been received by Apeiron with respect to any such policy.  KonaTel acknowledges that the insurance policies marked with an asterisk on Section 3.18 of the Disclosure Schedule will terminate at Closing with respect to Apeiron and that KonaTel will be responsible for obtaining any desired coverage to replace such terminated policies.

3.20

Affiliate Transactions.

(a)

Section 3.20 of the Disclosure Schedule sets forth a true and complete list of (i) each Contract, agreement, commitment or transaction entered into between or among an Affiliate of Apeiron or any current or former director or officer of such Affiliate, on the one hand, and Apeiron , on the other hand, and (ii) any interest in any property, real or personal or mixed, tangible or intangible, of Apeiron held by an Affiliate of Apeiron, in each case only to the extent such Contract or transaction will not be terminated at or prior to the Closing, or any current or former director or officer of such Affiliate.  All transactions set forth in Section 3.20 of the Disclosure Schedule are the result of arms-length negotiations and reflect commercially reasonable terms.

3.21

No Brokers or Finders.

(a)

No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Apeiron or the Apeiron Shareholders in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions from Apeiron as a result of this Agreement or the transactions contemplated herein.  Such broker’s or finder’s or similar fees or other commissions shall be included in the Apeiron Shareholders Transaction Expenses.

3.22

Business Generally; Accuracy of Information.  No representation or warranty made by the Apeiron Shareholders in this Agreement, their Disclosure Schedule or in any document, agreement or certificate furnished or to be furnished to KonaTel at the Closing by or on behalf of the Apeiron Shareholders or Apeiron in connection with the Contemplated Transactions to be consummated by this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein

Agreement for Exchange of Stock

KonaTel and Apeiron

not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly presents the information required or purported to be set forth herein or therein.

3.23

Securities Representations.  The Apeiron Shareholders, singly, represent and warrant that each: (i) is an “accredited investor” as defined in United States Securities and Exchange Commission (the “SEC”) Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and understands the meaning of the term “accredited investor”; (ii) has had access to all filings of KonaTel in the Edgar Archives of the SEC; (iii) has had the opportunity to ask questions of the directors and executive officers of KonaTel regarding KonaTel, its business, financial condition and otherwise, and to the extent the Apeiron Shareholders utilized this opportunity, all questions asked by each have been answered to the total satisfaction of each; (iv) is acquiring the KonaTel Shares for “investment purposes” and knows and understands the meaning of this term; (v) understands that the KonaTel Shares being received hereunder comprise “restricted securities” as defined in SEC Rule 144, and that the resale of such shares will be required to be registered with the SEC and sold under an “effective” registration statement filed with the SEC and a resale prospectus or in full compliance with SEC Rule 144 as currently in effect or as amended from time to time or another available exemption from the registration requirements of the Securities Act, and that as a result thereof, an investment in the KonaTel Shares is illiquid, and each may be required to hold the KonaTel Shares for a long period of time, to or including in excess of six (6) months from the Closing, subject to such additional resale or other conditions as shall be set forth in a Lock-Up/Leak-Out Agreement, attached hereto as Exhibit F, and a Shareholder Voting Agreement, attached hereto as Exhibit G,  to be executed and delivered by the Apeiron Shareholders; and (vi) is fully capable of assuming the risk of loss of any investment in KonaTel resulting from the Closing of the Agreement, the exchange of the Apeiron Shares for the KonaTel shares or otherwise.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF KONATEL AND MERGER SUBSIDIARY

KonaTel and Merger Subsidiary represent and warrant to Apeiron and the Apeiron Shareholders as follows:

4.1

Organization and Authorization.  KonaTel is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation.  Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation.  Each of KonaTel and Merger Subsidiary have the requisite corporate power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

4.2

Due Execution and Delivery; Binding Obligations.  The execution, delivery and performance by KonaTel and Merger Subsidiary of this Agreement have been duly authorized by all necessary action on the part of KonaTel and Merger Subsidiary.  This Agreement has been duly executed and delivered by KonaTel and Merger Subsidiary.  This Agreement constitutes the legal, valid and binding agreement of KonaTel and Merger Subsidiary, enforceable against KonaTel and Merger Subsidiary in accordance with its terms, except as such enforcement may be limited by

Agreement for Exchange of Stock

KonaTel and Apeiron

bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.3

No Conflict or Violation.  Neither the execution and delivery of this Agreement by KonaTel and Merger Subsidiary nor the consummation of the transactions contemplated hereby will result in (i) a violation of, or a conflict with, KonaTel’s or Merger Subsidiary’s Organizational Documents, (ii) a material violation by KonaTel or Merger Subsidiary of any applicable Law or (iii) a breach or violation by KonaTel or Merger Subsidiary of or default under any order, judgment, writ, injunction decree or award to which KonaTel or Merger Subsidiary is a party or by which KonaTel or Merger Subsidiary is bound.  Other than the FCC Consents and the State PUC Consents, no consents, Permits, approvals or authorizations of, or declarations, filings, applications, transfers or registrations with, any Governmental Authority or any other Person are required to be obtained or made by KonaTel or Merger Subsidiary by virtue of the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions.

4.4

No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other Person engaged by or acting on behalf of KonaTel and Merger Subsidiary or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

4.5

KonaTel Qualifications.  KonaTel is qualified and able to acquire and hold or control each Permit necessary for the conduct of the Business after the Closing under applicable Law, including but not limited to the rules and regulations of the Governmental Authority that issued such Permit.  There are no facts or circumstances that would materially impair, delay or preclude KonaTel’s ability to obtain any of the FCC Consents and State PUC Consents, or any other Permits necessary for KonaTel to conduct the Business, including but not limited to (a) any judicial, administrative or other type of action, suit, complaint, petition, proceeding or challenge pending or threatened against or relating to Permits before the FCC, any federal, state or municipal court, any arbitrator, tribunal or any other Governmental Authority, (b) any notice or other communication from the FCC or any other Governmental Authority or any other Person specifying a material default, violation or other problem or issue with respect to a Permit, except where such default, violation or other problem has already been cured and (c) any notice that a Governmental Authority has commenced or intends to commence a proceeding to revoke or suspend a Permit.  Without limiting the generality of the foregoing, (i) there is no foreign Person that is an FCC Defined Affiliate (as hereinafter defined) of KonaTel; (ii) KonaTel is not an FCC Defined Affiliate of an incumbent local exchange carrier with territory that overlaps areas served by Apeiron; and (iii) KonaTel is not an FCC Defined Affiliate of a foreign telecommunications carrier that is not from a World Trade Organization member country and is classified as dominant under the rules of the FCC.  For purposes of this Section 4.5, the term “FCC Defined Affiliate” means a Person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another Person where “own” means having a direct or indirect equity interest (or equivalent thereof) of more than ten (10) percent, in the case of clauses (i) and (ii) above, and of more than twenty-five (25) percent in the case of clause (iii) above.

Agreement for Exchange of Stock

KonaTel and Apeiron

4.6

Nature of Transaction.  KonaTel is acquiring the Apeiron Shares for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.  KonaTel understands that the Apeiron Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being exchanged in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances.

4.7

Apeiron Shareholders’ Due Diligence. The Closing of this transaction pursuant to this Agreement shall constitute the representation and warranty of the Apeiron Shareholders that they have fully completed all due diligence they desire to perform on KonaTel and Merger Subsidiary and further that KonaTel and Merger Subsidiary have fully complied with all Apeiron Shareholders’ information requests.

ARTICLE 5

COVENANTS

5.1

Conduct of the Business.  Except as specifically contemplated by this Agreement, from and after the date hereof and until the earlier to occur of the termination of this Agreement in accordance with Article 8 and the Closing, Apeiron shall conduct its business in the ordinary course consistent with past practice.  Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement as set forth on Section 5.1 of the Disclosure Schedule or as consented to in writing by KonaTel (which consent will not be unreasonably withheld, conditioned or delayed), Apeiron shall not:

(a)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(b)

amend the Organizational Documents of Apeiron;

(c)

issue additional shares of capital stock or any securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock;

(d)

mortgage, sell, transfer, dispose of, or agree to mortgage, sell, transfer, or dispose of, any material assets other than sales of obsolete or surplus personal property;

(e)

other than in the ordinary course of business consistent with past practice, make any Tax election or settle or compromise any Tax liability;

(f)

acquire or merge with any other Person;

(g)

grant any Encumbrance on any material asset, other than any Permitted Encumbrance;

(h)

except in the ordinary course of business consistent with past practices, (i) enter into any Material Contract, or amend or terminate (other than upon expiration in accordance with its terms) in any respect that is or was material and adverse to Apeiron

Agreement for Exchange of Stock

KonaTel and Apeiron

or any Subsidiary any Material Contract to which Apeiron is a party, or (ii) waive, release or assign any right or claim under any such Material Contract;

(i)

(i) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual, except as required to comply with applicable Law, (ii) other than in the ordinary course of business and consistent with past practice, enter into or amend any employment arrangement or relationship with any new or existing employee that had or will have the legal effect of any relationship other than at-will employment, (iii) other than in the ordinary course of business, increase the compensation or any fringe benefit of any director, officer or employee or pay any benefit to any director, officer or employee, other than pursuant to a plan or arrangement in existence as of the date hereof and in amounts consistent with past practice, or (iv) other than in the ordinary course of business and consistent with past practice, grant any award to any director, officer or employee under any bonus, incentive, performance or other compensation plan or arrangement (including the removal of any existing restriction in any benefit plan or agreement or award made thereunder);

(j)

enter into any collective bargaining or other agreement with any labor organization, union or association;

(k)

enter into any lease of real estate, whether as lessor or lessee;

(l)

change or authorize any change in its accounting practices or method of accounting for any items in the preparation of the financial statements of Apeiron except as may be required by GAAP (including any change therein);

(m)

settle, or offer or propose to settle, any proceeding involving Apeiron other than settlements that are limited solely to a monetary payment where such monetary payment is paid in full prior to, or is payable in full within one year following, the Closing (and, in such case, such payment shall be recorded in full as a current liability in the Final Net Working Capital) and that fully releases Apeiron from any other liability and other obligations to the releasing Person(s) in connection with such proceeding;

(n)

pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement with, any Affiliate;

(o)

incur, assume, create, suffer to exist or otherwise be liable with respect to any Indebtedness other than pursuant to any customer contract or vendor contract entered into in the ordinary course of business consistent with past practice, and other than under current credit facilities;

(p)

enter into any agreement or arrangement that limits or otherwise restricts in any material respect Apeiron or any of its Affiliates or any successor thereto or that could, after the Closing Date, limit or restrict in any material respect either Apeiron, KonaTel or any of their respective Affiliates, from engaging or competing in any line of business, in

Agreement for Exchange of Stock

KonaTel and Apeiron

any location or with any Person; or authorize, commit or agree to take any of the foregoing actions.

5.2

Regulatory and Other Authorizations; Consents; Permits.

(a)

Each party hereto shall use their commercially reasonable efforts to obtain all FCC Consents and State PUC Consents, or any other Permits, authorizations, consents, orders and approvals of any third Person or Governmental Authority that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b)

Promptly following execution of this Agreement (but in no event later than ten (10) business days after the date hereof), KonaTel shall file or cause to be filed with the FCC and the applicable state regulatory agencies and any other Governmental Authority all appropriate applications for approval of the transfer of control or the assignment of the Permits relating to the Business or the obtaining of new Permits necessary to operate the Business.  The Apeiron Shareholders and KonaTel agree that they will consult and cooperate with each other with respect to the obtaining of all FCC Consents and the State PUC Consents.  Each of the Apeiron Shareholders, Apeiron and KonaTel shall cooperate with the other party and use its commercially reasonable efforts to prosecute or cause to be prosecuted all such applications to a favorable conclusion and shall work with the other party to file or cause to be filed all required notices of consummation with the FCC and the applicable State PUC.  Without limiting the generality of the foregoing, the Apeiron Shareholders and KonaTel shall, without limitation: (i) promptly notify each other of, and if in writing furnish each other with copies (or, in the case of oral communications, advise each other orally), of any material communications from or with the FCC or any State PUC with respect to the Contemplated Transactions under this Agreement; (ii) permit each other to review and discuss in advance, and consider in good faith the views of each other in connection with, any proposed written or oral communication with the FCC or any State PUC with respect to the Contemplated Transactions under this Agreement; (iii) use commercially reasonable efforts not to participate in any meeting with the FCC or any State PUC with respect to the transactions contemplated by this Agreement unless they consult with each other in advance and, to the extent permitted by such Governmental Authority, give each other the opportunity to attend and participate therein; (iv) furnish each other with advance copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and the FCC and any State PUC with respect to the Contemplated Transactions under this Agreement; and (v) furnish each other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to the FCC and any State PUC.  No party shall take or cause to be taken any Action before the FCC or any State PUC which is inconsistent with or intended to delay Action on such applications or consummation of the Contemplated Transactions.  Each of the Apeiron Shareholders, Apeiron and KonaTel shall bear their own costs, including fees of their respective counsel associated with the preparation and submission of such filings.

Agreement for Exchange of Stock

KonaTel and Apeiron

(c)

If the FCC, any State PUC, or any other Governmental Authority should (i) change its rules in a manner that would adversely affect the enforceability of this Agreement, (ii) directly or indirectly reject or take action to challenge the enforceability of this Agreement, or (iii) take any other steps whatsoever, on its own initiative or by petition from a third party, to directly or indirectly challenge this Agreement or any provision hereof, then the parties hereto shall promptly negotiate in good faith to attempt to reform and amend this Agreement so as to eliminate or amend to make unobjectionable any portion that is the subject of any such action, provided, that neither party shall be obligated to reform or amend this Agreement under the foregoing circumstances if any such amendment or modification, in the reasonable judgment of such party, would not provide to or afford such party substantially the same rights, duties and obligations such party has under this Agreement as of the date hereof.

5.3

Confidentiality.  The confidentiality obligations of the parties shall be governed by that certain Confidentiality Agreement between KonaTel and the Apeiron Shareholders, dated March 1, 2018 (the “Confidentiality Agreement”), which shall not be affected by the execution of this Agreement, except that, after the Closing Date, confidential information covered by the Confidentiality Agreement, for purposes of the obligations of KonaTel under the Confidentiality Agreement, will be deemed not to refer to any information then relating to the Business.

5.4

Publicity.  Except as may be required by applicable Law, which includes the obligation of KonaTel to file an 8-K Current Report with the SEC within four (4) business days of the execution and delivery of this Agreement, no party to this Agreement shall, or shall allow any of their Affiliates, to make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consent of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.  Notwithstanding the foregoing, after the initial announcement of the transactions contemplated hereby by the parties and provided that the Closing has occurred, then each party may issue further press releases, tombstones and similar announcements without the consent of the other party, provided that such announcements are consistent with, and not broader in scope with respect to the information they disclose, than the announcements previously mutually agreed.

5.5

Tax Matters.

(a)

The Apeiron Shareholders shall prepare or cause to be prepared, and file or cause to be filed all income Tax Returns for Apeiron, at the Apeiron Shareholder’s expense, which are filed after the Closing Date for any taxable period ending on or prior to the Closing Date and shall pay any Taxes shown and due thereon.  No later than thirty (30) days prior to filing any such income Tax Return, the Apeiron Shareholders shall submit such income Tax Return to KonaTel for its review and comments.  KonaTel and Apeiron shall provide the Apeiron Shareholders with any reasonably requested assistance in preparing such income Tax Returns, including any requisite powers of attorney.  KonaTel agrees that any and all payments of the Closing Indebtedness and the Apeiron Shareholders Transaction Expenses as contemplated by Section 2.1(b) and Section 2.4, as well as any write off of unamortized expenses in connection with any such Indebtedness, shall, in each case where permitted by law, be taken as tax deductions in

Agreement for Exchange of Stock

KonaTel and Apeiron

the pre-Closing tax period of Apeiron ending as of the close of business on the Closing Date.

(b)

The Apeiron Shareholders shall prepare or cause to be prepared, and file or cause to be filed, their respective Tax Returns, which will report the activity for Apeiron for income Tax purposes, which are filed after the Closing Date for any taxable period ending on or prior to the Closing Date and for any period beginning on or prior to the Closing Date and ending on or after the Closing Date.  The Apeiron Shareholders shall pay any Taxes shown as due thereon.  No later than thirty (30) business days prior to filing any such Tax Return, the Apeiron Shareholders shall submit such Tax Return to KonaTel for its review and comments.  KonaTel and Apeiron shall provide the Apeiron Shareholders with any reasonably requested assistance in preparing such Tax Returns, including any requisite powers of attorney.

(c)

KonaTel will prepare and file, or cause to be prepared and filed, all Tax Returns of KonaTel for all taxable years or periods ending after the Closing Date, and KonaTel shall pay, or cause to be paid, all Taxes shown as due thereon; provided, that with respect to any taxable period beginning prior to the Closing Date and ending after the Closing Date, KonaTel will be entitled to indemnification as set forth in Section 5.5(d) for any Taxes for the pre-Closing tax period determined based on an interim closing of the books as of the Closing Date.  No later than thirty (30) business days prior to filing any such Tax Return, KonaTel shall submit such Tax Return to the Apeiron Shareholders for its review and comments.

(d)

The Apeiron Shareholders will indemnify, defend and hold harmless KonaTel, KonaTel’s Affiliates, KonaTel’s subsidiaries and Apeiron and will pay to, or on behalf of such indemnified party, an amount equal to (i) any Taxes of Apeiron (or as may be applicable, any Taxes of an Apeiron Shareholder to the extent Apeiron has operated as a Subchapter S corporation) for the pre-Closing period that have not been paid prior to the Closing Date, except to the extent accrued as a liability on Apeiron’s financial statements and included in the calculation of Final Net Working Capital, and (ii) any and all Taxes of any person (other than Apeiron) imposed on Apeiron as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing, and (iii) any Tax deficiency, and all related, reasonable legal, accounting and experts’ fees and expenses, each resulting from any breach of the Apeiron Shareholders’ tax representations in Section 3.15 or the Apeiron Shareholders’ tax covenants in this Section 5.5.

(e)

KonaTel and its Affiliates (including on or after the Closing Date, Apeiron) shall not file, or cause to be filed, any restatement or amendment of, modification to, or claim for refund relating to, any Tax Return of Apeiron for any taxable period that begins prior to the Closing Date (regardless of whether such taxable period ends prior to the Closing Date) without the prior written consent of the Apeiron Shareholders, which consent shall not be unreasonably withheld.

(f)

KonaTel shall have the right to control, and the Apeiron Shareholders shall have the right to participate in, any audit, litigation or other proceeding with respect to Taxes and

Agreement for Exchange of Stock

KonaTel and Apeiron

Tax Returns that relate in whole or in part to taxable periods of Apeiron ending on or before the Closing Date and for any taxable period that in whole or in part includes (but does not end on) the Closing Date.  KonaTel shall provide the Apeiron Shareholders with prompt notice of any written inquiries, audits, examinations or proposed adjustments by the Internal Revenue Service or any other taxing authority, which relate to any such taxable periods within five (5) days of the receipt of such notice.  If the Apeiron Shareholders elect not to control any such audit, litigation, or other proceeding, then KonaTel shall control such matter, provided in such case that (i) the Apeiron Shareholders shall have the right to participate in any such matter and (ii) KonaTel shall keep the Apeiron Shareholders reasonably informed of the details and status of such matter (including providing the Apeiron Shareholders with copies of all written correspondence regarding such matter).  KonaTel shall not settle any such proceedings without the written consent of the Apeiron Shareholders, not to be unreasonably withheld.  The provisions of this Section 5.5 shall govern the audit of any Tax Return of Apeiron for, or any other matter related to (including a breach of representations and warranties related to Taxes), any taxable period of Apeiron ending on or prior to the Closing Date and for any taxable period of Apeiron that includes (but does not end on) the Closing Date.

(g)

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne solely by the Apeiron Shareholders. KonaTel will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Apeiron will join in the execution of any such Tax Returns and/or other documentation.

(h)

The Apeiron Shareholders will make available to KonaTel and Apeiron such records as KonaTel and Apeiron may reasonably require for the preparation of any Tax Return or other governmental filing and such records as KonaTel may reasonably require for the defense of any action concerning such Tax Return or other governmental filing or audit.  KonaTel will make available to the Apeiron Shareholders such records as the Apeiron Shareholders may reasonably require for the preparation of any Tax Return or governmental filing and such records as the Apeiron Shareholders may reasonably require for the defense of any action concerning any such Tax Return or governmental filing or audit.  The Apeiron Shareholders and KonaTel shall cooperate (and KonaTel shall cause Apeiron to cooperate) to the extent reasonably requested by the other party in defense of any such audit, litigation or other proceeding and shall furnish such records, information and testimony, and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith.

5.6

Further Assurances.  Each party will execute, acknowledge and deliver such documents and instruments reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of giving effect to the transactions contemplated by this Agreement.

Agreement for Exchange of Stock

KonaTel and Apeiron

5.7

Employees and Employee Benefit Plans.

(a)

Until the earlier of December 31, 2018, or such time when Apeiron renews the benefit plans for its employees consistent with its standard renewal process, Apeiron shall provide to each employee of Apeiron who remains employed by Apeiron base compensation, bonus opportunities and employee benefits which are substantially comparable in the aggregate to the base compensation, bonus opportunities and employee benefits, respectively, provided to each such employee of Apeiron immediately prior to the Closing.

(b)

Nothing in this Section 5.7 shall (i) be deemed to be a guarantee of employment to any Employee of Apeiron or to impose any obligation on KonaTel or any of its Affiliates to continue the employment of any Person or (ii) confer any rights or benefits on any Person other than the parties to this Agreement.

(c)

Notwithstanding the foregoing, Apeiron shall at the Closing enter into an Employment Agreement with Ploude substantially in accordance with the terms and conditions contained in the Employment Agreement, attached hereto as Exhibit C.  Notwithstanding the foregoing, KonaTel shall at the Closing enter into an Employment Agreement with Yanson substantially in accordance with the terms and conditions contained in the Employment Agreement, attached hereto as Exhibit D.

5.8

Updating of Schedules.  Apeiron and the Apeiron Shareholders may, from time to time prior to the Closing, by notice in accordance with this Agreement, supplement or amend the Disclosure Schedule to this Agreement (the “Disclosure Supplement”) with respect to any fact, change, condition or circumstance that occurs after the date of this Agreement which, if existing or occurring before or at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or with respect to any fact that existed as of the date of this Agreement, to correct any disclosures that were inaccurately made or to add any disclosures that were inaccurately omitted.  With respect to any fact, change, condition or circumstance contained in the Disclosure Supplement, if the fact, change, condition or circumstance contained in the Disclosure Supplement would cause the condition contained in Section 6.1 not to be met, then KonaTel must (i) terminate this Agreement without liability to Apeiron or the Apeiron Shareholders, or (ii) renegotiate the terms of this Agreement in good faith with the Apeiron Shareholders (it being understood that the Apeiron Shareholders will likewise negotiate in good faith in such event), or (iii) accept such Disclosure Supplement as an amendment to the Disclosure Schedule in which case KonaTel may not seek any indemnification available to KonaTel under this Agreement following the Closing with respect to such fact, change, condition or circumstance.  If the fact, change, condition or circumstance contained in the Disclosure Supplement occurred after the date hereof and would not cause the condition contained in Section 6.1 to fail to be met, and the Closing occurs, then KonaTel may seek any indemnification available to KonaTel under this Agreement following the Closing with respect to such fact, change, condition or circumstance; provided, however, that, KonaTel shall not be entitled to seek indemnification with respect to any such fact, change, condition or circumstance under this Agreement that occurs following the date hereof in the ordinary course of Apeiron’s business and that was not the result of actions taken in violation of Section 5.1 (it being understood and agreed that the threat or the commencement of litigation in the ordinary

Agreement for Exchange of Stock

KonaTel and Apeiron

course will, among other matters, be exempted from any indemnification obligation pursuant to this Agreement).

5.9

Notification; Knowledge of Breach.

(a)

From the date hereof until the Closing, each party shall disclose to the other party, promptly upon gaining Knowledge thereof, in the case of Apeiron or the Apeiron Shareholders, or upon gaining knowledge thereof by the officers of KonaTel (in the case of KonaTel), in writing: (i) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (ii) any material variances from the representations and warranties contained in Article 3 and Article 4, as applicable; (iii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the Contemplated Transactions; and (iv) any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions.

(b)

The Apeiron Shareholders shall promptly advise KonaTel in writing of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting the Apeiron Shareholders or Apeiron that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.7 or that relate to the consummation of the Contemplated Transactions.

(c)

Notwithstanding anything to the contrary herein, the delivery of any notice pursuant to this Section 5.9 and the receipt of any information by a party shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice or information.

5.10

KonaTel Stock Price Guarantee.  Taking into account any reclassifications, dividends, splits, or similar adjustments, and subject to the conditions set forth in subparagraphs (a) through (d), inclusive, of this Section 5.10 as outlined below, in the event that the KonaTel common stock does not reach an average closing price equal to or exceeding $1.00 per share (the “Guaranteed Value”) over any period of ten (10) consecutive Trading Days (the “Calculated Value”) during the period commencing on December 31, 2020 and ending on December 31, 2021 (the “Valuation Period”) as quoted by the applicable Trading Market on which the KonaTel Shares are listed or quoted for trading, KonaTel shall issue to the Apeiron Shareholders for each such share of the KonaTel Shares continuously owned and held of record in the respective names of the Apeiron Shareholders (the “Qualifying Shares”) during the Valuation Period the number of shares of KonaTel common stock that is equal to the number of Qualifying Shares multiplied by the difference between the Guaranteed Value and the highest Calculated Value achieved during the Valuation Period (the “Guarantee Shares”) such that:  [Guarantee Shares = Qualifying Shares x (Guaranteed Value – highest Calculated Value)].  By way of example only, if at the end of the Valuation Period: (i) the Apeiron Shareholders own of record 7,000,000 KonaTel Shares; and (ii) the highest Calculated Value achieved during the Valuation Period is $0.75, then the Apeiron Shareholders shall by entitled to receive an additional 1,750,000 shares of KonaTel common stock.  Any KonaTel Shares due the Apeiron Shareholders pursuant to this Section 5.10, if any,

Agreement for Exchange of Stock

KonaTel and Apeiron

shall be due and payable within thirty (30) days of March 31, 2022.  The obligations of KonaTel pursuant to this Section 5.10 are further subject to the following conditions precedent:

(a)

the successful Closing of the exchange transaction contemplated herein;

(b)

each of the KonaTel Shares subject to this Section 5.10 shall have been continuously owned and held of record by the respective Apeiron Shareholders on the books and records of the transfer and registrar agent for KonaTel from the Closing until the end of the Valuation Period, and any transfer of any interest in the KonaTel Shares whatsoever shall result in all rights of any kind or nature under this Section 5.10 being deemed to be void and of no effect, and accordingly, neither Apeiron Shareholder nor any transferee of any interest in the KonaTel Shares shall have any rights granted under this Section 5.10;

(c)

the KonaTel Shares shall not have achieved a Calculated Value of $1.00 per share or more at any time during the Valuation Period; and

(d)

the continued employment of the Apeiron Shareholders, meaning that all rights of any kind or nature under this Section 5.10 of each Apeiron Shareholder shall be void and of no force and effect with respect to either of the Apeiron Shareholders who shall voluntarily terminate their employment with Apeiron or KonaTel or whose employment shall be terminated by KonaTel or Apeiron for gross negligence, reckless conduct or crimes committed that are material to KonaTel or its business, on a consolidated basis; provided, however, that in respect of termination for gross negligence, reckless conduct or crimes committed that are material to KonaTel or its business, on a consolidated basis, (i) such matters shall have been concluded to have occurred and shall be set forth in findings of fact and conclusions of law in a court of competent jurisdiction hereunder, or there shall have been a conviction or a plea agreement regarding any such crimes by the applicable Apeiron Shareholder; or (ii) any such findings or determinations shall have been made in any other proceeding as may be agreed upon by the applicable parties, including arbitration (collectively, the “Proceedings”).

The commencement of any Proceedings under subparagraph (d) of this Section 5.10 shall occur on or before December 31, 2021 or such claims shall be deemed to have been waived and of no force or effect regarding the “Guarantee Value” only, while all other rights of the parties under the Agreement or the Ancillary Documents shall be preserved; and provided, however, any issuance of Guarantee Shares shall be suspended until the conclusion and findings of any such Proceeding.

5.11

Apeiron Financial Statements.  Apeiron and the Apeiron Shareholders shall provide to KonaTel at the Closing the Apeiron financial statements for the tax years of 2016, 2017 and the period from January 1, 2018 through September of 2018 pursuant to Section 3.9 of this Agreement.

Agreement for Exchange of Stock

KonaTel and Apeiron

ARTICLE 6

CONDITIONS PRECEDENT TO THE PERFORMANCE OF

KONATEL AND MERGER SUBSIDIARY

The obligation of KonaTel and Merger Subsidiary to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by KonaTel and Merger Subsidiary:

6.1

Accuracy of the Apeiron Shareholders’ Representations and Warranties. The representations and warranties of the Apeiron Shareholders contained in this Agreement shall be true and correct when made and on and as of the Closing Date as though made at that time (except that those representations and warranties that speak as to a stated date, in which case such representation shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Material Adverse Effect; provided that for the purposes of this condition, exceptions in such representations and warranties for materiality and “Material Adverse Effect” shall be disregarded.

6.2

Performance of Apeiron’s and the Apeiron Shareholders’ Covenants.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Apeiron and/or the Apeiron Shareholders at or before the Closing Date shall have been duly and properly performed and complied with in all material respects at or before the Closing Date.

6.3

No Governmental Order or Adverse Law.  There must not be any applicable Law that restrains, prohibits or enjoins (whether temporarily, preliminarily or permanently) consummation of any transaction contemplated herein that has been enacted, issued, promulgated, enforced or entered.  There must not be any pending proceeding, order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority that seeks to restrain, prohibit or enjoin (whether temporarily, preliminarily or permanently), consummation of any transaction contemplated herein.

6.4

Deliverables.  KonaTel and Merger Subsidiary shall have received from Apeiron and/or the Apeiron Shareholders each of the deliverables described in Section 9.2.

6.5

FCC Consents and State PUC Consents.  The FCC Consents and the State PUC Consents listed on Section 6.5 of the Disclosure Schedule shall have been obtained.

6.6

Closing Indebtedness.  Apeiron’s obligations under the Closing Indebtedness shall have been terminated in full concurrently with the Closing.

6.7

No Bankruptcy.  Neither Apeiron nor the Apeiron Shareholders shall have become the subject of a bankruptcy or insolvency proceeding, or had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or

Agreement for Exchange of Stock

KonaTel and Apeiron

has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

6.8

Employment Agreements.  Employment Agreements for the Apeiron Shareholders shall have been fully executed and delivered to KonaTel at Closing pursuant to Section 5.7(c).

6.9

Assignments of Intellectual Property.  The Apeiron Shareholders shall deliver to KonaTel at Closing fully executed Assignments for all Intellectual Property required to be assigned to Apeiron pursuant to Section 3.5, substantially in accordance with the terms and conditions contained in the Assignment, attached hereto as Exhibit E.

ARTICLE 7

CONDITIONS PRECEDENT TO THE APEIRON SHAREHOLDERS’ AND APEIRON’S PERFORMANCE

The obligation of Apeiron and the Apeiron Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Apeiron and the Apeiron Shareholders:

7.1

Accuracy of KonaTel’s Representations and Warranties.  The representations and warranties of KonaTel and Merger Subsidiary contained in this Agreement shall be true and correct when made and on and as of the Closing Date as though made at that time, except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to materially delay the Closing or to materially and adversely affect the ability of KonaTel and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

7.2

Performance of the Covenants of KonaTel and Merger Subsidiary.  All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by KonaTel and Merger Subsidiary at or before the Closing Date shall have been duly and properly performed and complied with by KonaTel and Merger Subsidiary in all material respects at or before the Closing Date.

7.3

No Governmental Order or Adverse Law.  There must not be any applicable Law that restrains, prohibits or enjoins (whether temporarily, preliminarily or permanently) consummation of any transaction contemplated herein that has been enacted, issued, promulgated, enforced or entered.  There must not be any pending proceeding, order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority that seeks to restrain, prohibit or enjoin (whether temporarily, preliminarily or permanently), consummation of any transaction contemplated herein.

7.4

Deliverables.  Apeiron and the Apeiron Shareholders shall have received from KonaTel and Merger Subsidiary each of the deliverables described in Section 9.3.

7.5

FCC and State PUC Consents.  The FCC Consents and State PUC Consents listed on Section 6.5 of the Disclosure Schedule shall have been obtained.

Agreement for Exchange of Stock

KonaTel and Apeiron

ARTICLE 8

TERMINATION PRIOR TO CLOSING

8.1

Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing:

(a)

by the mutual written consent of KonaTel, Merger Subsidiary, the Apeiron Shareholders and Apeiron;

(b)

by either KonaTel and Merger Subsidiary, on the one hand, or the Apeiron Shareholders or Apeiron, on the other hand, by written notice to the other party(ies), as applicable, if the Closing shall not have occurred on or before 90 days from the date of this Agreement; provided, further, that no party may terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the transactions contemplated hereby prior to such date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied in all material respects due to any action or failure to act by such party;

(c)

by KonaTel and Merger Subsidiary, by prior written notice to the Apeiron Shareholders and Apeiron, if (i) the Apeiron Shareholders or Apeiron commits a material breach of any of the terms of this Agreement which would result in a failure of a condition set forth in Article 6 and (ii) such breach is not cured within fifteen (15) days after KonaTel has notified the Apeiron Shareholders and Apeiron of its intent to terminate pursuant to this Section 8.1(c), or pursuant to Section 5.8; or

(d)

by the Apeiron Shareholders or Apeiron, by prior written notice to KonaTel and Merger Subsidiary, if (i) KonaTel commits a material breach of any of the terms of this Agreement which would result in a failure of a condition set forth in Article 7 and (ii) such breach is not cured within fifteen (15) days after the Apeiron Shareholders or Apeiron has notified KonaTel and Merger Subsidiary of their intent to terminate pursuant to this Section 8.1(d).

8.2

Effect on Obligations.  Termination of this Agreement pursuant to Section 8.1 shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability on the part of any party, except for the obligations under Section 5.3 (Confidentiality), Section 5.4 (Publicity) and Article 11 (Miscellaneous Provisions); provided, however, that termination shall not relieve any party defaulting or breaching this Agreement from any liability for a default or breach (or be deemed a waiver of any right of the non-defaulting or non-breaching party in connection therewith).  The exercise of a right of termination of this Agreement is not an election of remedies.

ARTICLE 9

THE CLOSING

9.1

Closing.  Subject to any earlier termination hereof, the closing of the transactions contemplated herein (the “Closing”) will take place at the offices of Apeiron located at 5301 Beethoven St,

Agreement for Exchange of Stock

KonaTel and Apeiron

#170, Los Angeles, CA 90066, at 10:00 a.m. Pacific Standard Time on the second (2nd) Business Day after the satisfaction or waiver of all conditions to the obligations of the parties to consummate such transactions (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions at Closing) or such other date or time as KonaTel and the Apeiron Shareholders mutually determine (the actual date Closing occurs being the “Closing Date”).  Closing will be effective as of 11:59 p.m. (Pacific Standard Time) on the Closing Date (the “Effective Time”).  Unless the parties agree otherwise, documents may be delivered at Closing by facsimile or other electronic means, and (except as so agreed) the receiving party may rely on the receipt of such documents so delivered as if the original had been received.

9.2

Apeiron’s and the Apeiron Shareholders’ Obligations.  At the Closing, Apeiron and the Apeiron Shareholders shall deliver to KonaTel:

(a)

Certificates representing the Apeiron Shares being conveyed by the Apeiron Shareholders to KonaTel in exchange for the KonaTel Shares from KonaTel, both endorsed for transfer and accompanied by duly executed assignment documents;

(b)

the written resignation of each director and each non-employee officer of Apeiron, with each such resignation effective no later than the Effective Time;

(c)

“Pay-off letters”, in a form reasonably acceptable to KonaTel, from each Person to whom Closing Indebtedness is owed providing an agreement of such Person to release any and all Encumbrances secured by such Indebtedness and under no circumstances shall Apeiron’s normal course of business debts, excluding Indebtedness, exceed the Net Working Capital retained at Closing;

(d)

an officer’s certificate of a duly authorized officer of Apeiron, in a form approved in advance by KonaTel (such approval not to be unreasonably withheld), dated the Closing Date and executed by such officer, certifying (i) that attached thereto is a true, correct and complete copy of the resolutions of Apeiron authorizing the execution, delivery and performance of this Agreement and each Ancillary Document by Apeiron and the transactions contemplated herein and therein, in each case as are then in full force and effect and (ii) as to the incumbency and signatures of the officers or other authorized persons of Apeiron; and

(e)

a certificate, dated the Closing Date, from the Apeiron Shareholders and signed by an authorized officer, certifying that the conditions specified in Section 6.1 and Section 6.2 above have been fulfilled.

9.3

KonaTel’s Obligations.  At the Closing, KonaTel and Merger Subsidiary shall deliver to Apeiron and the Apeiron Shareholders (as applicable):

(a)

Certificates representing the KonaTel Shares being conveyed by KonaTel to the Apeiron Shareholders in exchange for the Apeiron Shares from the Apeiron Shareholders, both endorsed for transfer and accompanied by duly executed assignment documents;

Agreement for Exchange of Stock

KonaTel and Apeiron

(b)

A certificate, dated the Closing Date, from KonaTel and signed by an authorized officer, certifying that the conditions specified in Section 7.1 and Section 7.2 above have been fulfilled; and

(c)

An officer’s certificate of a duly authorized officer of KonaTel, in a form approved in advance by Apeiron and the Apeiron Shareholders (such approval not to be unreasonably withheld), dated the Closing Date and executed by such officer, certifying (i) that attached thereto is a true, correct and complete copy of the resolutions of KonaTel authorizing the execution, delivery and performance of this Agreement and each Ancillary Document by KonaTel and the transactions contemplated herein and therein, in each case as are then in full force and effect and (ii) as to the incumbency and signatures of the officers or other authorized persons of KonaTel.

ARTICLE 10

INDEMNIFICATION

10.1

Survival of Representations and Warranties.  All representations and warranties under this Agreement shall survive the Closing through the date that is one (1) year after the Closing Date.

10.2

Indemnification Obligations.

(a)

Indemnification by Apeiron Shareholders.  From and after the Closing, Joshua Ploude and Vyacheslav Yanson, jointly and severally, shall indemnify and hold harmless KonaTel and its officers, directors, stockholders and employees (collectively, the “KonaTel Indemnified Parties”), from and against Damages resulting from (i) any breach of representation or warranty made by Apeiron or the Apeiron Shareholders (i.e., Joshua Ploude and Vyacheslav Yanson) in this Agreement or any Ancillary Document, (ii) any breach or default in the performance by Apeiron or the Apeiron Shareholders (i.e., Joshua Ploude and Vyacheslav Yanson) of any covenant or agreement contained herein.

(b)

Indemnification by KonaTel.  From and after the Closing, KonaTel and Apeiron shall indemnify and hold harmless Joshua Ploude and Vyacheslav Yanson (collectively, the “Apeiron Indemnified Parties”) from and against Damages resulting from (i) any breach of representation or warranty of KonaTel in this Agreement or any Ancillary Document, (ii) any breach or default in the performance by KonaTel of any covenant or agreement contained herein or (iii) any liability arising from or relating to the conduct of the Business from and after the Closing Date.

(c)

Claims for Indemnity.  Whenever a claim for Damages shall arise for which an Indemnified Party shall be entitled to indemnification hereunder other than a third party claim addressed by Section 10.2(d), such Indemnified Party shall notify the Indemnifying Party in writing within thirty (30) days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim.  Such notice shall specify in reasonable detail the facts and circumstances known to the Indemnified Party regarding the claim and shall explain in reasonable detail the basis on which the Indemnified Party claims a right to indemnity, including citation to relevant sections of

Agreement for Exchange of Stock

KonaTel and Apeiron

this Agreement, and, if estimable, shall estimate the amount of the liability arising therefrom.  The failure to provide such notice shall not result in a waiver of any right to indemnification hereunder except to the extent, and only to the extent, the Indemnifying Party is able to demonstrate it was prejudiced by such failure.  If the Indemnifying Party shall be duly notified of such indemnity claim, the parties shall attempt to settle and compromise the same, or if unable to do so within thirty (30) days of the Indemnified Party’s delivery of notice of indemnity claim, the parties may pursue such legal proceedings as may be lawfully available to them.  Any rights of indemnification established by reason of such settlement or proceedings shall thereafter be paid and satisfied by the Indemnifying Party promptly after such date that the indemnified amount is finally determined.

(d)

Defense of Third-Party Claims.  Upon receipt by the Indemnifying Party of a notice from the Indemnified Party with respect to any claim of a third party against the Indemnified Party for which the Indemnified Party seeks indemnification hereunder, the Indemnifying Party shall have the right to assume the defense of such claim.  The Indemnifying Parties and the Indemnified Parties shall cooperate to the extent reasonably requested by the other in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith.  To elect to conduct such defense, (i) the Indemnifying Party must give written notice of such election to the Indemnified Party within thirty (30) days (or within the shorter period, if any, during which a defense must be commenced for the preservation of rights) after the Indemnified Party gives the corresponding initial claim notice to the Indemnifying Party (otherwise, such right to conduct such defense will be deemed waived), or (ii) the third-party claim must involve only money damages and not seek an injunction or other equitable relief or relate to a criminal proceeding.  If the Indemnifying Party validly makes such election, it will nonetheless lose such right to conduct such defense if it fails to continue to actively and diligently conduct such defense.  Also, if the Indemnifying Party validly makes such election, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, and will have the right to receive copies of all notices, pleadings or other similar submissions regarding such defense.  If the Indemnifying Party has assumed the defense of any claim against the Indemnified Party, the Indemnifying Party will keep the Indemnified Party reasonably informed of all matters material to such defense and third party claim at all stages thereof, and shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that, to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed).  If the Indemnifying Party does not assume the defense of a third party claim, the Indemnified Party shall have the right to assume control of the defense of such claim through counsel of its choice in any manner that the Indemnified Party reasonably deems appropriate, the reasonable costs of which shall be at the Indemnifying Party’s expense in the event that the Indemnified Party’s

Agreement for Exchange of Stock

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right of indemnification is ultimately established through settlement, compromise or other legal proceeding.  In no circumstance may the Indemnified Party compromise or settle a claim with a third party for which it claims a right to indemnification from the Indemnifying Party without first obtaining the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

10.3

Mitigation.  An Indemnified Party shall use commercially reasonable efforts to obtain recovery from third parties other than the Indemnifying Party hereunder (including, without limitation, any insurance company or other insurance provider) who may be legally responsible to reimburse such Indemnified Party for any Damages, and shall not be entitled to indemnification for any Damages to the extent that such Damages are reasonably attributable to actions taken by or omitted to be taken by the Indemnified Party.  Notwithstanding anything in this Agreement to the contrary, the amount of any Damages of any Person under this Article 10 shall be net of the amount, if any, received by the Indemnified Party from any third party, including without limitation, any insurance company or other insurance provider, and shall be net of the amount of any Tax benefit that reduces the payment of cash Taxes, in each case in respect of or attributable to the Damages suffered thereby (a “Third Party Reimbursement”).  If, after receipt by the Indemnified Party of any indemnification payment hereunder, such Indemnified Party receives a Third Party Reimbursement in respect of the same Damages for which indemnification was made and such Third Party Reimbursement was not taken into account in assessing the amount of indemnification, then the Indemnified Party shall turn over all of such Third Party Reimbursement to the Indemnifying Party up to the amount of the indemnification paid pursuant hereto.

10.4

Exclusive Remedy.  Except for injunctive actions, claims for fraud, claims made pursuant to Section 2.1,  Section 2.2 and Section 5.10, the indemnification provided in this Article 10 and Section 5.5 will constitute the exclusive remedy of the KonaTel Indemnified Parties and the Apeiron Indemnified Parties, as the case may be, and their respective assigns, from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the transactions contemplated by this Agreement or any Ancillary Document, including without limitation, any breach of any representation or warranty herein or the non-fulfillment of any agreement or covenant herein or in any other agreement, document, or instrument required hereunder.  KonaTel, the Apeiron Shareholders and Apeiron each hereby waives, to the fullest extent permitted under applicable Law, any and all rights, claims, and causes of action it may have against any other party, or any of such other party’s Affiliates, to the contrary; it being understood that a Party may file suit to enforce the provisions of this Agreement in a manner consistent with this Article 10.

10.5

Damages.  Notwithstanding any other provision of this Agreement, in no event shall Apeiron or the Apeiron Shareholders be liable for any punitive, consequential or indirect damages unless such damages are recovered by a third party in a Third Party Claim pursuant to an order entered against a KonaTel Indemnified Party or in a settlement agreement to which a KonaTel Indemnified Party is a party; and provided further, however, the Apeiron Shareholders shall have a maximum aggregate personal liability of $500,000 under this Agreement, and that any damages in excess of such amount shall be limited to claims against the KonaTel Shares that are being exchanged and issued to the Apeiron Shareholders, and the parties agree that in the

Agreement for Exchange of Stock

KonaTel and Apeiron

event damages under these indemnification provisions exceed the maximum personal liability limit of $500,000, that any action against such KonaTel Shares shall not take into account any factors related to the Guaranteed Value or otherwise of Section 5.10 by reason of the fact that it is not possible to presently conclude what affect, if any, such damages, shall have on the value of the KonaTel Shares that are the subject to these indemnification provisions.  The stock certificates to represent the KonaTel Shares to be issued to the Apeiron Shareholders shall contain, in addition to any other legends provided herein, a notation of these indemnification provisions.  In no event shall Apeiron or the Apeiron Shareholders be liable for damages except to the extent that such damages exceed $10,000 in the aggregate.

10.6

No Double Recovery.  Notwithstanding the fact that any party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect of any fact, event, condition or circumstance, no party shall be entitled to recover the amount of any Damages suffered by such party more than once, regardless of whether such Damages may be as a result of a breach of more than one representation or warranty or covenant.  Moreover, notwithstanding anything in this Agreement to the contrary, if a matter for which KonaTel would otherwise be entitled to indemnification under this Agreement is reserved for or otherwise included in the Final Net Working Capital, then KonaTel shall not be able to recover for such item to the extent it was so reserved or accrued.

10.7

Materiality Qualifiers.  For purposes of this Article 10, all materiality and “Material Adverse Change” qualifications in representations and warranties shall be disregarded for purposes of determining the amount of Damages only.

10.8

Contribution.  The Apeiron Shareholders hereby waive and release on behalf of the Indemnifying Parties any and all rights that any Indemnifying Party may have under this Agreement or otherwise to assert claims of contribution or reimbursement against Apeiron only with respect to claims arising under this Agreement against the Apeiron Shareholders.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1

Fees and Expenses.  Except as otherwise provided herein, the Apeiron Shareholders and KonaTel shall each pay their own respective costs and expenses incurred prior to Closing on behalf of such party or parties in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants.

Agreement for Exchange of Stock

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11.2

Notices.  All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient as follows:

If to KonaTel:

With a copy to:

KonaTel, Inc.

Leonard W. Burningham, Esq.

13601 Preston Road, Suite E816

Burningham Law Group

Dallas, TX 75240

2150 South 1300 East, Suite 500

Salt Lake City, UT 84106

If to Apeiron or the Apeiron Shareholders:

With a copy to:

Apeiron, Inc.

David Cartano, Esq.

5301 Beethoven St., Suite 170

Barton, Klugman and Oetting LLP

Los Angeles, CA 90066

350 South Grand Avenue, Suite 2200

Los Angeles, California 90071

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by overnight courier or (iii) upon confirmation of transmission, if sent by facsimile.  Any party may give written notice of a change of address in accordance with the provisions of this Section 11.2 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

11.3

Schedules.  The inclusion of any information in any Schedule attached hereto will not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in such Schedule, that such information is required to be listed in such Schedule.  The headings, if any, of the individual sections of the Schedules are inserted for convenience only and will not be deemed to constitute a part thereof or a part of this Agreement.  The Schedules are arranged in sections corresponding to the sections of this Agreement merely for convenience, and the disclosure of an item in one Schedule as an exception to a particular covenant, representation or warranty will be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties to the extent that the relevance of such item to such other covenants, representations or warranties is reasonably apparent on the face of such item, notwithstanding the presence or absence of an appropriate Schedule with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto.

11.4

Entire Agreement.  This Agreement, together with the Schedules and Ancillary Documents hereto, and the Confidentiality Agreement referred to in Section 5.3, sets forth the entire agreement between the parties with regard to the subject matter hereof, and supersedes all other prior agreements and understandings, written or oral, between the parties or any of their respective Affiliates with respect to such subject matter.

11.5

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or

Agreement for Exchange of Stock

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conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

11.6

CONSENT TO JURISDICTION.  WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY (i) AGREE AND CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA (AND IN THE ABSENCE OF FEDERAL JURISDICTION, THE PARTIES CONSENT TO BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN THE STATE OF NEVADA, COUNTY OF CLARK), (ii) AGREE NOT TO BRING ANY ACTION RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (EXCEPT TO ENFORCE THE JUDGMENT OF SUCH COURTS), (iii) AGREE NOT TO OBJECT TO VENUE IN SUCH COURTS OR TO CLAIM THAT SUCH FORUM IS INCONVENIENT AND (iv) AGREE THAT NOTICE OR THE SERVICE OF PROCESS IN ANY PROCEEDING SHALL BE PROPERLY SERVED OR DELIVERED IF DELIVERED IN THE MANNER CONTEMPLATED BY SECTION 11.2.

11.7

WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES OR SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS AFFILIATES OR SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THIS SECTION 11.7 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH EACH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.8

Waiver and Amendment.  This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.  Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision.  The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

11.9

Assignment.  Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial

Agreement for Exchange of Stock

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process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of the other parties, and any such attempted assignment shall be null and void.

11.10

Successors and Assigns.  Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

11.11

No Third-Party Beneficiaries.  Except as otherwise specifically set forth herein, nothing in this Agreement will be construed as giving any Person, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under, or in respect of, this Agreement or any provision hereof.

11.12

Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any term or provision of this Agreement, or the application thereof to any Person or circumstance, is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable in any jurisdiction: (i) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid, prohibited or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity, prohibition or unenforceability, nor shall such invalidity, prohibition or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.13

No Presumption.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

11.14

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

11.15

Facsimile Signatures.  This Agreement and any other document or agreement executed in connection herewith may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page.  In the event any party delivers a facsimile copy of a signature page to this Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

11.16

Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties will be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of

Agreement for Exchange of Stock

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this Agreement and to enforce specifically the terms and provisions of this Agreement, which is in addition to any other remedy to which such party is entitled at law or in equity in accordance with this Agreement.  Each of the parties further hereby waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

11.17

No Spousal Interest.  By their signatures below, Tiffany Baldwin, the spouse of Joshua Ploude, and Olga Streltsova, the spouse of Vyacheslav Yanson, respectively, acknowledge and confirm that they have never had, and do not now have, any legal or equitable interest in or to the Apeiron Shares nor any claim or lien against Apeiron and/or any of its assets.

[The remainder of this page has been intentionally left blank.  Signature page follows.]

Agreement for Exchange of Stock

KonaTel and Apeiron

IN WITNESS WHEREOF each of the parties has executed this Agreement as of the date first set forth above.

KONATEL, INC.:

APEIRON SYSTEMS, INC.:

By: /s/ D. Sean McEwen

By: /s/ Joshua Ploude

Name: D. Sean McEwen

Name: Joshua Ploude

Title: Chief Executive Officer

Title: Chief Executive Officer

KONATEL ACQUISTION CORP.

Signature: /s/ Joshua Ploude

JOSHUA PLOUDE, a married man

By: D. Sean McEwen

Name: D. Sean McEwen

Title: Chief Executive Officer

Signature: /s/ Tiffany Baldwin

TIFFANY BALDWIN, spouse of Joshua Ploude

Signature: /s/ Vyacheslav Yanson

VYACHESLAV YANSON, a married man

Signature: /s/ Olga Streltsova

OLGA STRELTSOVA, spouse of Vyacheslav Yanson

Agreement for Exchange of Stock

KonaTel and Apeiron